INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-63411 of Aris Industries, Inc. and Subsidiaries on Form S-8 of our report dated March 31, 1999 appearing in this Annual Report on Form 10-K of Aris Industries, Inc. and Subsidiaries for the fiscal year ended December 31, 1999.




/s/ Deloitte & Touche LLP

April 14, 2000
Parsippany, New Jersey